UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  February 19, 1997

                 Commission File Number:  0-6731

                      C.R. ANTHONY COMPANY
     (Exact name of registrant as specified in its charter)

Oklahoma                             73-0129405
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)       Identification No.)

701 N. Broadway, Oklahoma City,      73102
Oklahoma
(Address of principal executive      (Zip Code)
offices)

Registrant's telephone number, including area code:  (405) 278-7400

Item 5.  OTHER EVENTS

     The following press release was issued on February 19, 1997.

                         CONTACT:       James A. Marcum
                                        Executive Vice President,
                                        Chief Financial Officer
                                        Stage Stores, Inc.
                                        (800) 579-2302

                                        Michael E. McCreery
                                        Vice Chairman and
                                        Chief Administrative Officer
                                        C.R. Anthony Company
                                        (405) 278-7400

                                        Naomi Rosenfeld/Valerie Martinez
                                        Media Contact: Stacy Berns/Jeff Siegel
                                        Morgen-Walke Associates
                                        (212) 850-5600

For Immediate Release

      STAGE STORES AND C.R. ANTHONY COMPANY ANNOUNCE TALKS

     Houston, TX, and Oklahoma City, OK, February 19, 1997--Stage Stores, Inc. (Nasdaq: STGE) and C.R. Anthony Company (Nasdaq:
CRAU) today announced that they are in discussions regarding a potential combination of the two companies. While the parties have reached an agreement on certain of the principal terms, no definitive agreement has been reached and a number of significant terms remain to be addressed. Accordingly, there can be no assurance that the discussions will result in any transaction. The parties do not intend to make any further public announcement regarding the discussions until a definitive agreement is reached or discussions terminate.

     Founded in 1922 and headquartered in Oklahoma City, OK,
C.R. Anthony Company is a retailer of branded and private label apparel for the entire family. The Company operates 224 specialty stores in 13 southwestern and Rocky Mountain states.

     Stage Stores, Inc. operates 316 department stores in 19 states across the central United States under the names Stage, Bealls and Palais Royal. Located primarily in towns and small cities, the stores emphasize brand names in men's, women's and children's merchandise and apparel.
                         #    #    #

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                C.R. ANTHONY COMPANY
                                         (Registrant)


Dated: February 20, 1997      /s/ Michael E. McCreery
                              Michael E. McCreery
                                Vice Chairman, Chief
                                Administrative Officer and
                                Treasurer (principal
                                financial officer)